UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2008

TomoTherapy Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1240 Deming Way, Madison, Wisconsin		53717
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-824-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2008, Paul J. Reckwerdt announced his intention to resign as the president and a member of the Board of Directors of TomoTherapy Incorporated (the "Company"), effective December 31, 2008, in order to pursue entrepreneurial activities. Mr. Reckwerdt is a co-founder of the Company and has served as a director of the Company since the Company’s incorporation on December 5, 1997 and as the president of the Company since June 16, 1999. He will continue to serve as a strategic advisor to Compact Particle Acceleration Corporation, which is developing a compact proton therapy system in partnership with the Company.

There has been no disagreement with Mr. Reckwerdt as to the Company's policies, operations or practices.

Frederick A. Robertson will assume the role of president in addition to his current role as chief executive officer. The Board of Directors fixed the number of directors to nine effective January 1, 2009, as allowed by the Company’s bylaws.

On December 11, 2008, the Company issued a press release entitled "TomoTherapy Announces Retirement of Paul J. Reckwerdt as President and Board Member." A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated December 11, 2008, titled "TomoTherapy Announces Retirement of Paul J. Reckwerdt as President and Board Member"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TomoTherapy Incorporated

December 11, 2008	By:	Stephen C. Hathaway

Name: Stephen C. Hathaway
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 11, 2008, titled “TomoTherapy Announces Retirement of Paul J. Reckwerdt as President and Board Member"